EXHIBIT 99.1

News Release

Contact:

J. Mario Molina, M.D.

President and Chief Executive Officer

562-435-3666

MOLINA HEALTHCARE REPORTS POSITIVE RESULTS

Third Quarter Highlights:

•	Year to date premium and other operating revenue up $116.3 million over prior period;
•	Quarterly premium and other operating revenue up $24.1 million over prior year quarter;
•	Year to date net income up $5.1 million over prior period;
•	Quarterly net income down $400,000 from prior year quarter;
•	Year over year membership increases to 530,000 at September 30, 2003, from 478,000 at September 30, 2002.

Long Beach, California (November 5, 2003) — Molina Healthcare, Inc. (NYSE: MOH), a multi-state managed care organization providing quality care and accessible services to low-income families and individuals, today announced results for the third quarter and nine months ended September 30, 2003.

Commenting on the Company’s third quarter results, J. Mario Molina, M.D., president and chief executive officer of Molina Healthcare, stated, “Our strong third quarter results reinforce our view that delivering high quality services to Medicaid populations in our markets is a compelling strategy with measurable benefit not only to these deserving individuals, but also to our company and our shareholders. We are confident and excited about our prospects for the future.”

Financial Results – Comparison of Quarters Ended September 30, 2003 and 2002

Net income attributable to common stockholders for the quarter ended September 30, 2003, totaled $11.7 million, or $0.46 per diluted share, versus net income of $12.1 million, or $0.59 per diluted share, in the prior-year period. The number of diluted shares used in determining earnings per share increased by approximately 5.0 million diluted shares between the third quarter of 2002 and the third quarter of 2003 as a result of the Company’s initial public offering of common stock, offset in part by share repurchases.

Premium revenues were $196.7 million, up 14.2% from $172.1 million a year ago. One-time retroactive premium payments related to increased reimbursement for certain outpatient costs contributed $4.4 million to premium and other operating revenue for the third quarter of 2002. Membership growth contributed $19.9 million to the increase in revenue. Year over year enrollment increased 10.9% to 530,000 members at September 30, 2003, from 478,000 members at the same date of the prior year. This membership growth was concentrated in Molina’s Washington, Utah and Michigan HMOs. Effective August 1, 2003, the Company’s Michigan HMO added approximately 9,400 members as a result of the transfer of members from another managed care organization. The remainder of the additional revenue, or $4.7 million, was attributable to increases in premium rates and proportionally greater increases in membership in those states with higher premium rates. At September 30, 2003, 48.3% of the Company’s membership (generating 35.3% of the third quarter’s premium revenue) was in California, where premiums on a per member per month basis are substantially less than in Washington, Michigan and Utah. At September 30, 2002, California membership comprised 52.7 % of Molina’s total enrollment while generating 42.5% of third quarter 2002 premium revenue.

Medical care costs were $161.7 million, representing 82.1% of premium and other operating revenue for the quarter ending September 30, 2003, as compared with $139.8 million, representing 80.8% of premium and other operating revenue, for the quarter ended September 30, 2002. During the third quarter of 2002, medical expense included $2.5 million in connection with the $4.4 million of one-time retroactive premium payments noted above. During the

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One Golden Shore Drive, Long Beach, CA 90802

562-435-3666 (p); 562-437-1335 (f)

www.molinahealthcare.com

MOH Announces Third Quarter Results

November 5, 2003

third quarter of 2003, a reduction to amounts previously accrued in connection with this matter reduced medical care costs by approximately $750,000. The increase in the medical care ratio was primarily due to an increase in hospital expenses incurred by the Company’s California HMO and a change in the state of Washington’s methodology, which was effective January 1, 2003, for compensating Molina for certain healthcare costs reimbursed by the Supplemental Security Income program.

Marketing, general and administrative expenses were $16.6 million for the quarter ended September 30, 2003, representing 8.4% of operating revenue, as compared with $13.2 million, or 7.6% of operating revenue, for the quarter ended September 30, 2002. MG&A expense increased due to an increase in premium taxes of $2.7 million, an increase in the number of employees and an increase in stock option compensation expense of approximately $700,000, offset by lower bonus expense of approximately $800,000. MG&A expense in 2002 was reduced by $1.3 million in cash received as a result of the settlement of certain litigation in the third quarter of that year.

Financial Results – Comparison of Nine Months Ended September 30, 2003 and 2002

Net income attributable to common stockholders was $30.7 million, or $1.45 per diluted share for the nine months ended September 30, 2003, versus net income of $25.6 million, or $1.28 per diluted share, for the nine months ended September 30, 2002, representing an increase of 19.7% in net income and an increase of 14.5% in earnings per diluted share.

Premium revenues for the nine months ended September 30, 2003, were $581.5 million, up 24.9 % from $465.7 million for the nine months ended September 30, 2002. Membership growth contributed $81.8 million to the increase in revenue. The remainder of the additional revenue, or $34.0 million, was attributable to increases in premium rates and proportionally greater increases in membership in those states with higher premium rates.

Medical care costs for the nine months ended September 30, 2003, increased 25.5%, or $98.5 million, to $485.1 million from $386.6 million for the same period of 2002. The increase was attributable to growth in membership and to comparatively higher inpatient and specialty costs. The medical care ratio for the nine months ended September 30, 2003 increased to 83.1% from 82.7% for the nine months ended September 30, 2002. The increase in the medical care ratio was primarily due to the previously noted increase in hospital expenses incurred by the Company’s California HMO and the change in the state of Washington’s Supplemental Security Income program.

MG&A expenses for the nine months ended September 30, 2003, increased 23.5%, or $8.9 million, to $46.7 million from $37.8 million for the nine months ended September 30, 2002. The increase was primarily due to an increase in the number of employees, an increase in premium taxes and the aforementioned increase in stock option compensation expense, offset in part by lower bonus expense. Premium taxes increased to $6.5 million during the nine months ended September 30, 2003 from $3.7 million during the nine months ended September 30, 2002. MG&A expenses as a percentage of operating revenue were 8.0% for the nine months ended September 30, 2003, as compared with 8.1% for the nine months ended September 30, 2002.

Income Tax Expense

Various strategies pursued by the Company during 2003 to reduce its federal, state, and local taxes have reduced the Company’s tax provision by $1.2 million, or $0.05 per diluted share, and $1.5 million, or $0.07 per diluted share, respectively, for the quarter and the nine months ended September 30, 2003. Approximately $1.0 million, or $0.04 per diluted share and $0.05 per diluted share, for the quarter and nine months, respectively, ended September 30, 2003, of the reduction in tax expense related to prior periods. MG&A expense for the quarter and for the nine months ended September 30, 2003, includes approximately $300,000 of tax consulting expense incurred in connection with this effort.

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MOH Announces Third Quarter Results

November 5, 2003

Cash Flow

Cash flows from operating activities for the nine months ended September 30, 2003 were $17.3 million, compared with $34.5 million for the nine months ended September 30, 2002. Cash flow from operations was adversely affected by an increase in accounts receivable from the state of Utah of approximately $24.9 million. Effective July 1, 2002, the Company entered into an agreement with the state of Utah calling for reimbursement of medical costs incurred in serving the Company’s members plus 9% of medical costs as an administrative fee. The Company bills the state of Utah monthly for actual paid healthcare claims plus the 9% administrative fee. Molina’s receivable balance from the state also includes amounts estimated for incurred but not reported claims, which, along with the related administrative fees, are not billable to the state until such claims are actually paid. This portion of the receivable balance will continue to build until such time as the Company’s Utah health plan is no longer adding membership and incurred claims are no longer outpacing the receipt of those claims.

At September 30, 2003, the Company had cash of $161.2 million and short-term investments of $62.3 million.

Membership

The following table outlines membership in the Company’s managed care organizations by state at September 30, 2003 and 2002:

	2003	2002
California	256,000	252,000
Michigan	47,000	29,000
Washington	181,000	157,000
Utah	46,000	40,000

Total	530,000	478,000

Earnings Guidance

The Company currently anticipates that net income for the fourth quarter of 2003 will be between $0.40 and $0.44 per diluted share. Management will provide earnings guidance for calendar year 2004 during the November 6, 2003, conference call.

Conference Call

The live broadcast of Molina Healthcare’s conference call will begin at 10:00 a.m. Eastern Time on November 6, 2003. A 30-day online replay will be available beginning approximately two hours following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.molinahealthcare.com or at www.fulldisclosure.com.

Molina Healthcare, Inc., is a rapidly growing, multi-state managed care organization that arranges for the delivery of healthcare services to persons eligible for Medicaid and other programs for low-income families and individuals. The Company currently operates health plans in California, Washington, Michigan and Utah. As of September 30, 2003, the Company had approximately 530,000 members.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are predictions by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include the Company’s third-party contracts, the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations or the interpretation thereof, reduction in provider payments by governmental payors, disasters, numerous other factors affecting the delivery and cost of healthcare and other risks as detailed from time-to-time in the Company’s registration statement and reports and filings with the Securities and Exchange Commission . All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update forward-looking statements.

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MOH Announces Third Quarter Results

November 5, 2003

MOLINA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED INCOME STATEMENTS

(Dollars in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue:
Premium revenue	$196,653	$172,127	$581,549	$465,716
Other operating revenue	400	863	1,932	1,484
Investment income	473	273	1,135	1,330

Total operating revenue	197,526	173,263	584,616	468,530

Expenses:
Medical care costs:
Medical services	54,022	46,487	161,325	130,492
Hospital and specialty services	91,624	79,664	274,365	214,895
Pharmacy	16,090	13,619	49,371	41,185

Total medical care costs	161,736	139,770	485,061	386,572
Marketing, general and administrative expenses	16,599	13,214	46,730	37,844
Depreciation and amortization	1,598	1,278	4,289	2,669

Total expenses	179,933	154,262	536,080	427,085

Operating income	17,593	19,001	48,536	41,445

Other income (expense):
Interest expense	(398)	121	(1,150)	(213)
Other, net	32	(21)	106	(56)

Total other expense	(366)	100	(1,044)	(269)

Income before income taxes	17,227	19,101	47,492	41,176
Provision for income taxes	5,503	6,968	16,841	15,576

Net income	$11,724	$12,133	$30,651	$25,600

Net income per share:
Basic	$0.46	$0.61	$1.45	$1.28

Diluted	$0.46	$0.59	$1.42	$1.24

Weighted average number of common shares and potential dilutive common shares outstanding	25,739,964	20,738,215	21,592,453	20,720,000

Operating Statistics:
Medical care ratio(1)	82.1%	80.8%	83.1%	82.7%
Marketing, general and administrative expense ratio(2)	8.4%	7.6%	8.0%	8.1%
Members(3)	530,000	478,000
Days in claims payable	57	64

(1)	Medical care ratio represents medical care costs as a percentage of premium and other operating revenue.
(2)	Marketing, general and administrative expense ratio represents such expenses as a percentage of total operating revenue.
(3)	Number of members at end of period.

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MOH Announces Third Quarter Results

November 5, 2003

MOLINA HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	Sept. 30, 2003	Dec. 31, 2002

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$161,205	$139,300
Investments	62,297	—
Receivables	50,085	29,591
Income taxes receivable	127	904
Deferred income taxes	1,787	2,083
Prepaid and other current assets	14,304	5,682

Total current assets	289,805	177,560
Property and equipment, net	17,193	13,660
Goodwill and intangible assets, net	5,657	6,051
Restricted investments	2,000	2,000
Deferred income taxes	1,951	2,287
Advances to related parties and other assets	4,343	3,408

Total assets	$320,949	$204,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$97,362	$90,811
Accounts payable and accrued liabilities	13,405	12,074
Current maturities of long-term debt	—	55

Total current liabilities	110,767	102,940
Long-term debt, less current maturities	—	3,295
Other long-term liabilities	2,180	3,464

Total liabilities	112,947	109,699

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value; 80,000,000 shares authorized; issued and outstanding: 20,000,000 shares at December 31, 2002, and 25,268,255 shares at September 30, 2003	25	5
Preferred stock, $0.001 par value; 20,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	102,410	—
Accumulated other comprehensive income	44	—
Retained earnings	125,913	95,262
Treasury stock (1,201,174 shares, at cost)	(20,390)	—

Total stockholders’ equity	208,002	95,267

Total liabilities and stockholders’ equity	$320,949	$204,966

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MOH Announces Third Quarter Results

November 5, 2003

MOLINA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Nine Months Ended September 30
	2003	2002
Operating activities
Net income	$30,651		$25,600
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,289		2,669
Amortization of capitalized credit facility fees	367		—
Deferred income taxes	605		(1,786)
Stock-based compensation	1,236		553
Loss on disposal of property and equipment	—		36
Changes in operating assets and liabilities:
Receivables	(20,494)		(10,918)
Prepaid and other current assets	(7,993)		(1,907)
Medical claims and benefits payable	6,551		21,397
Accounts payable and accrued liabilities	1,331		(328)
Income taxes payable (receivable)	777		(856)

Net cash provided by operating activities	17,320		34,460

Investing activities
Purchase of equipment	(6,082)		(2,550)
Purchases of investments	(81,226)		—
Dispositions and maturities of investments	19,000		—
Other long-term liabilities	(105)		44
Net cash paid in purchase transactions	(1,346)		(3,250)
Advances to related parties and other assets	(44)		(815)

Net cash used in investing activities	(69,803)		(6,571)

Financing activities
Issuance of common stock	119,625		—
Payment of credit facility fees	(1,887)		—
Repayment of mortgage note	(3,350)		—
Principal payments on notes payable	—		(38)
Purchase and retirement of common stock	(19,610)		—
Purchase of treasury stock	(20,390)		—

Net cash provided by (used for) financing activities	74,388		(38)

Net increase in cash and cash equivalents	21,905		27,851
Cash and cash equivalents at beginning of period	139,300		102,750

Cash and cash equivalents at end of period	$161,205		$130,601

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$15,480		$18,218

Interest	$530		$208

Schedule of non-cash investing and financing activities:
Reclassification of accrued stock compensation expense to additional paid-in capital	$2,415	$

Unrealized gain on investments	$71		$—
Deferred taxes	(27)		—

Increase in stockholders’ equity	$44		$—

Fair value of assets acquired	$1,346		$3,250

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MOH Announces Third Quarter Results

November 5, 2003

MOLINA HEALTHCARE, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Dollars in thousands)

The following table shows the components of the change in medical claims and benefits payable for the six-month periods ending September 30, 2003 and 2002:

	2003	2002
Balances at beginning of period	$90,811	$64,100
Components of medical care costs related to:
Current year	495,507	393,812
Prior years	(10,446)	(7,240)

Total medical care costs	485,061	386,572

Payments for medical care costs related to:
Current year	409,293	318,168
Prior years	69,217	47,993

Total paid	478,510	366,161

Balances at end of period	$97,362	$84,511

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